Exhibit 10.4

ASPECT MEDICAL SYSTEMS, INC.

AMENDMENT TO

2001 STOCK INCENTIVE PLAN

      The 2001 Stock Incentive Plan (the “2001 Stock Plan”) of Aspect Medical Systems, Inc. is hereby amended as follows:

      1. Section 7(c) of the 2001 Stock Plan is deleted in its entirety and a new Section 7(c) is inserted as follows:

      “(c) Acquisition and Change in Control Events

(1) Definitions

(a) An “Acquisition Event” shall mean:

(i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled; or

(ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

(b) A “Change in Control Event” shall mean:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 30% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on March 25, 2005 or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

(c) “Good Reason” shall mean any reduction of 10% of more in the annual cash compensation payable to the Participant from and after such Change in Control (which in the case of sales personnel shall mean the average cash compensation paid to such Participant for the two calendar years immediately prior to such Change in Control), or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from its location immediately prior to the Acquisition Event or Change in Control Event.

(d) “Cause” shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Participant which affects the business reputation of the Company. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

(e) “CEO” shall mean the Chief Executive Officer of the Company.

(f) “Senior Management Employees” shall mean the executive officers of the Company who report directly to the CEO or the Board of Directors of the Company.

(g) “Non-Management Employees” shall mean all of the employees of the Company other than the CEO and the Senior Management Employees.

(2) Effect on Options

(a) Acquisition Event. Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Acquisition Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company then (1)

(i) in the case of the CEO, all of such assumed or substituted options shall become exercisable in full upon the date which is 12 full months after the date of the Acquisition Event;

(ii) in the case of the Senior Management Employees, all of such assumed or substituted options shall become exercisable in full upon the date which is 15 full months after the date of the Acquisition Event; and

(iii) in the case of Non-Management Employees, the vesting of all of such assumed or substituted options shall be accelerated by one year such that (x) all of such assumed or substituted options which would have been exercisable upon the date which is 12 full months after the date of the Acquisition Event shall be immediately exercisable in full upon such Acquisition Event and (y) the remaining shares shall, after such Acquisition Event, continue to become vested in accordance with the vesting schedule set forth in such option but after giving effect to the acceleration of all vesting by one year;

and (2)

such assumed or substituted options shall become immediately exercisable in full if, on or prior to (i) the first anniversary of the date of the consummation of the Acquisition Event, in the case of the CEO and Non-Management Employees and (ii) the end of 15 full months after the Acquisition Event, in the case of Senior Management Employees, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(b) Change in Control Event that is not an Acquisition Event. Upon the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, then (1)

(i) in the case of the CEO, all of such options shall become exercisable in full upon the date which is 12 full months after the date of the Change in Control Event;

(ii) in the case of the Senior Management Employees, all of such options shall become exercisable in full upon the date which is 15 full months after the date of the Change in Control Event; and

(iii) in the case of Non-management Employees, the vesting of all of such options shall be accelerated by one year such that (x) all of such assumed or substituted options which would have been exercisable upon the date which is 12 full months after the date of the Change in Control Event shall be immediately exercisable in full upon such Change in Control Event and (y) the remaining shares shall, after such Change in Control Event, continue to become vested in accordance with the vesting schedule set forth in such option but after giving effect to the acceleration of all vesting by one year;

and (2)

such options shall be immediately exercisable in full if, on or prior to (i) the first anniversary of the date of the consummation of the Change in Control Event, in the case of the CEO and Non-Management Employees and (ii) the end of 15 full months after the Change in Control Event, in the case of Senior Management Employees, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(3) Effect on Restricted Stock Awards

(a) Acquisition Event that is not a Change in Control Event. Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(b) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company,

(1) in the case of the CEO, the vesting schedule of all Restricted Stock Awards shall be accelerated so that all of the shares subject to the Restricted Stock Award shall become free and clear of all conditions and restrictions upon the date which is 12 full months after the date of the Change in Control Event;

(2) in the case of Senior Management Employees, the vesting schedule of all Restricted Stock Awards shall be accelerated so that all of the shares subject to the Restricted Stock Award shall be free and clear of all conditions and restrictions upon the date which is 15 full months after the date of the Change in Control Event;

(3) in the case of Non-Management Employees, the vesting schedule of all Restricted Stock Awards shall be accelerated by one year such that (i) all the shares subject to the Restricted Stock Award which would have been free and clear of all conditions and restrictions upon the date which is 12 full months after the date of Change in Control Event shall be immediately free and clear of all conditions and restrictions on the date of such Change in Control Event and (ii) all of the remaining shares subject to the Restricted Stock Award shall, after such Change in Control Event, continue to become free and clear of all conditions and restrictions in accordance with the vesting schedule set forth in such Restricted Stock Award but after giving effect to the acceleration of all vesting by one year.

(4) In addition, each such Restricted Stock Award shall immediately become free from all conditions and restrictions if, (A) on or prior to the first anniversary of the date of the consummation of the Change in Control Event, in the case of the CEO and Non-Management Employees and (B) the end of 15 full months after the Change in Control Event, in the case of Senior Management Employees, the officer or employee’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the officer or employee or is terminated without Cause by the Company or the acquiring or succeeding corporation.

      2. The following new Subsection, Subsection 9(f), is hereby inserted into the 2001 Stock Plan immediately following Subsection 9(e):

“(f)	Compliance with Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.